UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2025

Slide Insurance Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42707	87-1554861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4221 W. Boy Scout Blvd., Suite 200
Tampa, Florida	33607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 813 748-2030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SLDE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CFO Departure

On November 5, 2025, Slide Insurance Holdings, Inc. (the “Company”) announced that Jesse Schalk will no longer serve as Chief Financial Officer (“CFO”), effective November 28, 2025. Thereafter, Mr. Schalk will serve as a consultant to the Company until March 2, 2026, to assist with transition matters. The Company expects to enter into a separation agreement with Mr. Schalk, the material terms of which will be disclosed once they have been finalized and approved. Mr. Schalk’s departure is not the result of any disagreement with the Company regarding its financial statements, internal control over financial reporting, operations, policies, or practices.

New CFO Appointment

In connection with Mr. Schalk’s departure, the Board of Directors of the Company (the “Board”) appointed Anastasios (Andy) Omiridis as CFO, effective December 1, 2025. Mr. Omiridis, age 58, brings over 20 years of finance and leadership experience to the Company’s financial executive team. Since September 2022, Mr. Omiridis has served as Executive Vice President and CFO of Amerisafe, Inc. From September 2019 to August 2022, Mr. Omiridis served as the Senior Vice President, Deputy Chief Financial Officer and Principal Accounting Officer of Kemper Corporation. Prior to that, he served as Senior Vice President and Chief Financial Officer with Chubb Life from 2017 to 2019; and as the Chief Accounting Officer for ARGO Limited from 2013 to 2017. Prior to 2013, Mr. Omiridis served in multiple leadership positions with American Life Insurance Company.

The Company entered into an employment agreement, dated October 31, 2025, with Mr. Omiridis (the “Omiridis Employment Agreement”), pursuant to which Mr. Omiridis will become the CFO of the Company, effective as of December 1, 2025. The Omiridis Employment Agreement provides for a term of employment through December 31, 2027 (subject to automatic renewal) unless terminated earlier by either party. Under Mr. Omiridis’ Employment Agreement, he is entitled to (i) an annual base salary of $650,000; (ii) a sign-on bonus in the amount of $350,000, subject to repayment if Mr. Omiridis voluntarily terminates employment with the Company or is terminated by the Company for cause within twelve months following Mr. Omiridis’ employment start date; (iii) an annual cash incentive bonus, beginning in 2026, with a target opportunity of 100% of Mr. Omiridis’ then current base salary, based on attainment of performance measures established by the Board or Compensation Committee of the Board; and (iv) performance-based restricted stock units (“PSUs”) with a target grant date fair value of $1,500,000, subject to approval by the Board, and in accordance with the provisions of the Company’s 2025 Omnibus Incentive Plan. The PSUs will vest in three installments as follows: one-sixth will vest on April 30, 2026, subject to continued employment; one-third will vest on December 31, 2026; and the remaining one-half will vest on December 31, 2027. The second and third installments are subject to continued employment and attainment of applicable performance goals. In addition, Mr. Omiridis will also receive other benefits from the Company, including health, life, and disability insurance. The Omiridis Employment Agreement also includes standard confidentiality, non-competition, non-solicitation, and non-disparagement provisions.

If the Company terminates Mr. Omiridis’ employment without Cause or he terminates his employment for Good Reason (as defined in the Omiridis Employment Agreement), in each case within twelve months following a Change of Control (as defined in the Omiridis Employment Agreement) Mr. Omiridis will be eligible to receive certain severance benefits, subject to execution and non-revocation of a general release of claims. If such termination occurs, Mr. Omiridis will be entitled to receive (i) the sum of (x) his then current base salary plus (y) his target bonus for the year of termination, payable within 60 days following termination, and (ii) any annual bonus earned for the previous fiscal year to the extent not paid. In addition, the Company will pay COBRA premiums for Mr. Omiridis (and his dependents) until the earlier of (i) the twelve month anniversary of his termination date, and (ii) the date on which he becomes eligible to receive substantially similar coverage from another employer.

There are no arrangements or understandings between Mr. Omiridis and any other persons pursuant to which Mr. Omiridis was selected as CFO of the Company. Mr. Omiridis has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), nor are any such transactions currently proposed. Mr. Omiridis has no family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company, and there are no transactions between Mr. Omiridis and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

The foregoing description of the Omiridis Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Omiridis Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

President and Chief Operating Officer

On November 5, 2025, the Company announced that Shannon Lucas, Chief Risk Officer and Chief Operating Officer would be stepping down as Chief Risk Officer and assuming the position of President and Chief Operating Officer. Matt Larson has been appointed Chief Risk Officer to succeed Mrs. Lucas.

There are no arrangements or understandings between Mrs. Lucas and any other persons pursuant to which Mrs. Lucas was selected as President and Chief Operating Officer of the Company. Mrs. Lucas has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), nor are any such transactions currently proposed. Mrs. Lucas is married to Mr. Lucas, Chief Executive Officer and Chairman of the Board. Other than Mr. Lucas, Mrs. Lucas has no family relationships with any other director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company, and, other than those that have already been reported by the Company, there are no transactions between Mrs. Lucas and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated as of October 31, 2025, between Anastasios Omiridis and Slide Insurance Holdings, Inc.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLIDE INSURANCE HOLDINGS, INC.

Date: November 6, 2025	By:	/s/ Bruce Lucas
	Name:	Bruce Lucas
	Title:	Chief Executive Officer and Chairman